                                                                    Exhibit 3.13

                            CERTIFICATE OF AMENDMENT

                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       CAPSTAR HOUSTON SW PARTNERS, L.P.

         The undersigned, desiring to amend the Certificate of Limited Partnership of: CAPSTAR HOUSTON SW PARTNERS, LP pursuant to the provisions of
Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

          FIRST: The name of the Limited Partnership is: CAPSTAR HOUSTON SW PARTNERS, LP.

         SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:

         "2. The address of the Partnership's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is: The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 25th day of June, 1998.

                                             EQUISTAR ACQUISITION CORPORATION
                                             /s/ Christopher L. Bennett, VP
                                             ---------------------------------
                                                 Christopher L. Bennett, VP
                                            By:  General Partner

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 06/26/1998
981252254-2674720
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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/18/1996
303303 - 2674720

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                       CAPSTAR HOUSTON SW PARTNERS, L.P.

         This Certificate of Limited Partnership of CapStar Houston SW Partners, L.P. is duly executed and filed by EquiStar Acquisition Corporation, a Delaware corporation, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101 et. seq.).

         1. The name of the limited partnership formed hereby is CapStar Houston SW Partners, L.P. (the "Partnership").

         2. The address of the registered office of the Partnership in the State of Delaware is 15 East North Street, Dover, Delaware 19901. The Partnership's registered agent at that address is United Corporate Services, Inc.

         3. The name and mailing address of the general partner is:

                        EquiStar Acquisition Corporation
                             1010 Wisconsin Avenue
                             Washington, D.C. 20007

         IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed by its authorized officer who affirms that the facts set forth herein are true under the penalties of perjury this 15th day of October, 1996.

                                              EquiStar Acquisition Corporation
                                         By:  /s/ William H. Diamond
                                              --------------------------------
                                         Name:    William H. Diamond
                                         Title:   Assistant Secretary